SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           FORM 8-K
                           --------

        Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



        Date of Report (Date of earliest event reported)

                        July 9, 1997
        ------------------------------------------------


                       Geo Petroleum, Inc.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


   California            0-20915           33-0328958
   -----------------     -------------     -------------------
   (State or other       (Commission       (I.R.S. Employer
   jurisdiction          File Number)      Identification No.)
   of incorporation)


   501 Deep Valley Drive, Suite 300
   --------------------------------

   Rolling Hills Estates, CA                         90274
   ----------------------------------------------------------
   (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code
                          310-265-0721
                          -------------


     25660 Crenshaw Blvd., Suite 201  Torrance, CA  90505
 -------------------------------------------------------------
-
 (Former name or former address, if changed since last report.)

                       Geo Petroleum, Inc.


Item 5 Other Events



GEO PETROLEUM, INC. ACQUIRES 850 ACRES FOR OIL DEVELOPMENT
----------------------------------------------------------

     Rolling Hills Estates, July 9, 1997:  Geo Petroleum, Inc.
     ------------------------------------
(Symbol: GOPL), an independent oil and gas development and exploration company based in Rolling Hills Estates, California, announced today that it has completed the acquisition of the Somis Oil Field located on 850 gross acres (675 net) in Ventura County, California. The company intends to re-complete and stimulate two existing wells, and to drill new horizontal wells on the surrounding acreage in order to produce oil from the known, fractured oil reservoirs.

     Substantial oil in place is known to exist in the field, originally drilled by Buttes Gas & Oil, Texaco, and Exxon. However, the production methods in use have not been adequate to achieve significant production. A consulting geologist will conduct a study of the acreage in order to determine if the present production can be extended. Additionally, Geo intends to retain an independent petroleum engineer to provide a current estimate of the volumes of proved reserves and future revenues.

     Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private
Securities
Litigation Reform Act of 1995.

     Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in the future periods to differ materially from forecasted results. These risks and uncertainties include, among things, volatility of oil prices, product demand, market competition, risk inherent in the Company's international operations, imprecision of reserve estimates and the Company's ability to replace and expand oil and gas reserves. These and other risks are described in the Company's Annual Report on Form 10KSB and other filings with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Exchange
Act
of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Geo Petroleum, Inc.
---------------------
Registrant
------------



GERALD T. RAYDON
-----------------------------
GERALD T. RAYDON
(PRESIDENT)
D:\Geo\1 Documents provided on disk from client\018sec